Exhibit 5.1


                                January 26, 2006


Catcher Holdings, Inc.
39526 Charlestown Pike
Hamilton, Virginia 20158

         Re: Catcher Holdings, Inc. 2005 Stock Incentive Plan Option Grant to Jeff Gilford
                  Restricted Stock Award to Jeff Gilford
                  Restricted Stock Award to Harry L. Casari
                  Restricted Stock Award to Cathal L. Flynn
                  Restricted Stock Award to Clay Foushee, Jr.
                  Warrant to Stanley Blackburn
                  Warrant to Jeff Gilford

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") of Catcher Holdings, Inc., a Delaware corporation (the "Company"), to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 3,502,000 shares of the Company's Common Stock, $0.001 par value (the "Shares") issued or issuable in connection with the Company's 2005 Stock Incentive Plan, the individual stock option agreement with Jeff Gilford, the restricted stock award to Jeff Gilford, the restricted stock award to Harry L. Casari, the restricted stock award to Cathal L. Flynn, the restricted stock award to Clay Foushee, Jr., the warrant to Stanley Blackburn and the warrant to Jeff Gilford (collectively, the "Plans").

         As the Company's counsel, we have examined the proceedings taken by the Company in connection with the adoption of the Plans and the authorization of the issuance of the Shares under the Plans, and such documents as we have deemed necessary to render this opinion. For the purpose of the opinion rendered below, we have assumed that in connection with the issuance of the Shares under the Plans, the Company will receive consideration in an amount not less than the aggregate par value of the Shares covered by each such issuance.

         Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and outstanding pursuant to the terms of the Plans, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement.

                                                         Very truly yours,

                                                     /s/ MORRISON & FOERSTER LLP

                                                         Morrison & Foerster LLP